Exhibit 99.1

ASTEC INDUSTRIES, INC. REPORTS SECOND QUARTER 2006 RESULTS

CHATTANOOGA, Tenn. (July 24, 2006) - Astec Industries, Inc. (Nasdaq: ASTE) today reported results for the quarter and six months ended June 30, 2006.

Net income for the second quarter of 2006 was $12.4 million compared with net income of $10.2 million for the second quarter of 2005 for a 21.0% increase. Earnings per diluted share for the second quarter of 2006 was $0.56 compared to $0.49 per diluted share for the second quarter of 2005.

Net sales for the quarter ended June 30, 2006 were $191.3 million compared to $170.8 million for the quarter ended June 30, 2005 for an increase of 12.0%. International sales for the second quarter of 2006 were 28.0% of net sales versus 19.4% for the same period in 2005.

Net sales for the six months ended June 30, 2006 were $377.0 million compared to $332.4 million for the six months ended June 30, 2005, for an increase of 13.4%. International sales for the six months ended June 30, 2006 were 23.4% of net sales versus 18.5% for the same period in 2005. Net income for the six months ended June 30, 2006 was $23.3 million compared with net income of $17.0 million for the same period in 2005 for a 36.7% increase. Earnings per diluted share for the six months ended June 2006 was $1.06 compared to $0.83 per diluted share for the same period in 2005.

The Company's backlog at June 30, 2006, was $121.7 million compared with $88.0 million at June 30, 2005, for a 38.2% increase.

Consolidated financial statements for the quarter ended June 30, 2006 and additional information related to segment sales and profits are attached as addenda to this press release.

Commenting on the announcement, Dr. J. Don Brock, Chairman and Chief Executive Officer, stated, "As our attached segment analysis presents, we have increases in all segments in net sales, gross profit percentage, and profits. These results would have been even better but for certain negative events occurring at the end of the quarter that were beyond our control. Backlog is up 38.2% compared to this period last year. The gross profit percentage improved 180 basis points over the same quarter of 2005 and 50 basis points over the first quarter of 2006. Parts sales were up 19.9%. Net income for the second quarter of 2006 over the second quarter of 2005 was up 21.0% and year-to-date net income compared to the same period in 2005 was up 36.7%."

Comments Concerning The Second Quarter of 2006: The following discussion is a compilation of "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, assumptions and other factors, some of which are beyond the Company's control, that could cause actual results to differ materially from those anticipated as of the date of this press release.

Investor Conference Call and Web Simulcast

Astec will conduct a conference call on July 24, 2006, at 10:00 A.M. Eastern Time to review its second quarter results as well as current business conditions. The number to call for this interactive teleconference is (877) 407-9210. International callers should dial (201) 689-8049. Please reference Astec Industries.

The Company will also provide an online Web simulcast and rebroadcast of the conference call. The live broadcast of Astec's conference call will be available online at the Company's website: www.astecindustries.com/investors, conference calls section. An archived webcast will be available for 90 days at www.astecindustries.com.

A replay of the conference call will be available through midnight on Monday, July 31, 2006 by dialing (877) 660-6853, or (201) 612-7415 for international callers- confirmation #208883. A transcription of the conference call will be made available under the Investor Relations section of the Astec Industries, Inc. website within five business days after the call.

Astec Industries, Inc. is a manufacturer of specialized equipment for building and restoring the world's infrastructure. Astec's manufacturing operations are divided into four business segments: aggregate processing and mining equipment; asphalt production equipment; mobile asphalt paving equipment; and underground boring, directional drilling and trenching equipment.

The information contained in this press release contains "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding the future performance of the Company, including statements about the Company's financial performance for the second quarter and future generally. These forward-looking statements reflect management's expectations and are based upon currently available information, and the Company undertakes no obligation to update or revise such statements. These statements are not guarantees of performance and are inherently subject to risks and uncertainties, many of which cannot be predicted or anticipated. Future events and actual results, financial or otherwise, could differ materially from those expressed in or implied by the forward-looking statements. Important factors that could cause future events or actual results to differ materially include: general uncertainty in the economy, downturns in the general economy or the commercial construction industry, increases in the price of oil or decreases in the availability of oil, increase in the price of raw materials, contingent liability for certain customer debt, rising interest rates, rising steel and steel component pricing, delayed or decreased funding for highway construction and maintenance, the timing of large contracts, production capacity, general business conditions in the industry, demand for the Company's products, seasonality and cyclicality in operating results, seasonality of sales volumes, competitive activity and those other factors listed from time to time in the Company's reports filed with the Securities and Exchange Commission, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2005.

For Additional Information Contact:

J. Don Brock
Chairman of the Board & C.E.O.
Phone: (423) 867-4210
Fax: (423) 867-4127
E-mail: dbrock@astecindustries.com
or
F. McKamy Hall
Vice President and Chief Financial Officer
Phone: (423) 899-5898
Fax: (423) 899-4456
E-mail: mhall@astecindustries.com
or
Stephen C. Anderson
Director of Investor Relations
Phone: (423) 899-5898
Fax: (423) 899-4456
E-mail: sanderson@astecindustries.com

Astec Industries, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands)
(unaudited)

	June 30	June 30
	2006	2005
Assets
Current Assets
Cash and cash equivalents	$ 22,015	$ 9,833
Receivables, net	79,474	67,865
Inventories	151,059	124,726
Prepaid expenses and other	11,854	15,114
Total current assets	264,402	217,538
Property and equipment, net	105,183	97,937
Other assets	24,884	28,532
Total assets	$ 394,469	$ 344,007
Liabilities and shareholders' equity
Current liabilities
Revolving credit loan	$ -	$ 3,347
Current maturities of long-term debt	-	3,310
Accounts payable	43,329	38,010
Other accrued liabilities	57,230	50,808
Total current liabilities	100,559	95,475
Long-term debt, less current maturities	-	23,952
Other non-current liabilities	15,759	14,681
Minority interest in consolidated subsidiary	559	519
Total shareholders' equity	277,592	209,380
Total liabilities and shareholders' equity	$ 394,469	$ 344,007

Astec Industries, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2006	2005	2006	2005
Net sales	$ 191,262	$ 170,814	$ 376,986	$ 332,448
Cost of sales	143,859	131,521	284,443	258,123
Gross profit	47,403	39,293	92,543	74,325
Selling, general, administrative & engineering expenses	27,254	22,650	55,012	45,621
Income from operations	20,149	16,643	37,531	28,704
Interest expense	417	984	847	2,164
Other income, net of expenses	187	96	482	135
Income before income taxes and minority interest	19,919	15,755	37,166	26,675
Income taxes	7,512	5,497	13,859	9,603
Minority interest in earnings	42	37	45	59
Net Income	$ 12,365	$ 10,221	$ 23,262	$ 17,013

Earnings per Common Share:
Net Income:
Basic	$ 0.58	$ 0.51	$ 1.09	$ 0.85
Diluted	$ 0.56	$ 0.49	$ 1.06	$ 0.83

Weighted average common shares outstanding:
Basic	21,424,731	20,008,425	21,314,446	19,954,422
Diluted	22,044,210	20,735,201	21,975,519	20,575,752

Certain amounts for 2005 have been reclassified to conform with the 2006 presentation.

Astec Industries, Inc. and Subsidiaries
Segment Sales and Profits
For the three months ended June 30, 2006 and 2005
(dollars in thousands)
(Unaudited)
	Asphalt Group	Aggregate and Mining Group	Mobile Asphalt Paving Group	Underground Group	All Others	Total
2006 Net Sales $	48,218	77,598	37,884	27,562	-	191,262
2005 Net Sales $	47,789	65,170	34,613	23,242	-	170,814
Change $	429	12,428	3,271	4,320	-	20,448
Change %	0.9%	19.1%	9.5%	18.6%	-	12.0%

2006 Gross Profit $	12,259	19,394	9,398	6,267	85	47,403
2006 Gross Profit %	25.4%	25.0%	24.8%	22.7%	-	24.8%
2005 Gross Profit $	11,186	16,074	7,666	4,391	(24)	39,293
2005 Gross Profit %	23.4%	24.7%	22.1%	18.9%	-	23.0%
Change $	1,073	3,320	1,732	1,876	109	8,110

2006 Profit (Loss) $	6,491	9,184	5,164	2,137	(10,734)	12,242
2005 Profit (Loss) $	6,383	7,501	3,663	748	(8,090)	10,205
Change $	108	1,683	1,501	1,389	(2,644)	2,037
Change %	1.7%	22.4%	41.0%	185.7%	(32.7%)	20.0%

Segment sales are reported net of intersegment sales. Segment gross profit is net of profit on intersegment sales. A reconciliation of total segment profits to the Company's consolidated net income is as follows:

	For the three months ended June 30
	2006	2005
Total profit for all segments $	12,242	10,205
Minority interest earnings of subsidiary $	(42)	(37)
Recapture of intersegment profit $	165	53
Net Income $	12,365	10,221

Astec Industries, Inc. and Subsidiaries
Segment Sales and Profits
For the six months ended June 30, 2006 and 2005
(dollars in thousands)
(Unaudited)
	Asphalt Group	Aggregate and Mining Group	Mobile Asphalt Paving Group	Underground Group	All Others	Total
2006 Net Sales $	103,950	148,859	74,237	49,940	-	376,986
2005 Net Sales $	101,324	123,014	63,420	44,690	-	332,448
Change $	2,626	25,845	10,817	5,250	-	44,538
Change %	2.6%	21.0%	17.1%	11.7%	-	13.4%

2006 Gross Profit $	26,821	36,604	18,651	10,487	(21)	92,542
2006 Gross Profit %	25.8%	24.6%	25.1%	21.0%	-	24.5%
2005 Gross Profit $	21,843	29,674	14,682	8,165	(39)	74,325
2005 Gross Profit %	21.6%	24.1%	23.2%	18.3%	-	22.4%
Change $	4,978	6,930	3,969	2,322	18	18,217

2006 Profit (Loss) $	14,783	17,166	10,096	2,438	(21,156)	23,327
2005 Profit (Loss) $	12,039	12,686	7,093	904	(15,639)	17,083
Change $	2,744	4,480	3,003	1,534	(5,517)	6,244
Change %	22.8%	35.3%	42.3%	169.7%	(35.3%)	36.6%

Segment sales are reported net of intersegment sales. Segment gross profit is net of profit on intersegment sales. A reconciliation of total segment profits to the Company's consolidated net income is as follows:

	For the six months ended June 30
	2006	2005
Total profit for all segments $	23,327	17,083
Minority interest in earnings of subsidiary $	(45)	(59)
Elimination of intersegment profit $	(20)	(11)
Net Income $	23,262	17,013

Astec Industries, Inc. and Subsidiaries
Backlog by Segment
June 30, 2006 and 2005
(dollars in thousands)
(Unaudited)
	Asphalt Group	Aggregate and Mining Group	Mobile Asphalt Paving Group	Underground Group	All Others	Total
2006 Backlog $	40,772	63,926	2,216	14,736	-	121,650
2005 Backlog $	29,829	45,428	6,300	6,476	-	88,033
Change $	10,943	18,498	(4,084)	8,260	-	33,617
Change %	36.7%	40.7%	(64.8%)	127.5%	-	38.2%